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                                                                    Exhibit 5



                              February 13, 1995


Johnson Controls, Inc.
5757 Green Bay Avenue
Milwaukee, Wisconsin  53209

        Re:     Registration Statement on Form S-3
                $332,800 Principal Amount of Debt Securities and
                Warrants to Purchase Debt Securities

Ladies and Gentlemen:

        I refer to the registration statement on Form S-3 (the "Registration Statement") being filed by Johnson Controls, Inc., a Wisconsin corporation (the "Company"), relating to the offering pursuant to Rule 415 under the Securities Act of 1933, as amended, of $332.8 million principal amount of the Company's debt securities (the "Debt Securities") and warrants to purchase Debt Securities (the "Warrants") and the corporate proceedings (the "Corporate Proceedings") taken and to be taken in connection therewith. The Debt Securities are to be issued under an indenture (the "Indenture") between the Company and Chemical Bank Delaware, as trustee. In this connection, I have examined such corporate and other records, instruments, certificate and documents as I considered necessary to enable me to express this opinion.

        Based on the foregoing, it is my opinion that, upon completion of the Corporate Proceedings:

        1. The Debt Securities will have been duly authorized for issuance and, when the Indenture has been duly executed and delivered by the parties thereto and when each series of Debt Securities is duly executed, authenticated, issued and delivered, such series will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles (whether considered in a proceeding at law or in equity); and

        2. The Warrants will have been duly authorized for issuance and, when the Warrants are duly executed,

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authenticated, issued and delivered, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered in a proceeding at law or in equity).

        I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinions" therein.


                                        Very truly yours,

                                        /s/ John P. Kennedy

                                        John P. Kennedy